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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

Date of Report   (Date of earliest event reported)     January 31, 1997
                                                  ------------------------


APPLIED CELLULAR TECHNOLOGY, INC.

                (Exact name of registrant as specified in its charter)


           Missouri                   33-79678                  43-1641533
 (State or other jurisdiction       (Commission               (IRS Employer
      of incorporation)             File Number)            Identification No.)

 Highway 160 & CC, Suite 5, Nixa, Missouri       65714

 (Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code:      417-725-9888
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Item 1.     Changes in Control of Registrant

Item 2.     Acquisition or Disposition of Assets.

                 On January 31, 1997, Applied Cellular Technologies, Inc. (the "Company") purchased 100% of the 4,828,571 issued and outstanding common shares, $0 par value, and 100% of the 1,931,429 issued and outstanding $0 par value preferred convertible shares of MVAK Technologies, Inc. ("MVAK") which, at closing, will be converted to common stock at a 1 for 1 ratio of the issued and outstanding common stock of MVAK. As consideration, the Company issued 389,296 of it's restricted common shares at $4.9375 per share to the three shareholders of the common stock and the one shareholder of the preferred convertible shares.

Item 3.     Bankruptcy or Receivership.                     None.

Item 4.     Change in Registrant's Certifying Accountant.   No.

Item 5.     Other Events.                                   None.

Item 6.     Resignation of Registrant's Directors.          None.

Item 7.     Financial Statements and Exhibits.

(a)         Financial statements of business acquired.      Not required.

(b)         Pro forma financial information.                Not required.

(c)         Exhibits.  Agreement of Sale.                   Previously filed.

Item 8.     Change in fiscal year.                          None.


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                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       APPLIED CELLULAR TECHNOLOGY, INC.
                                       (Registrant)

Date:      April 14, 1997               /s/ David A. Loppert
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                                       Vice President, Chief Financial Officer